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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CNB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

P. O. Box 100, Windsor, VA 23487 ph. (757) 242-4422

April 4, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of CNB Bancorp, Inc. (the “Company”) to be held at Citizens National Bank, on Wednesday, May 3, 2006 at 4:00 p.m.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.

To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before the proxy is exercised.

Sincerely,

/s/ Robert E. Spencer, Jr.
Robert E. Spencer, Jr. Chief Executive Officer

P. O. Box 100, Windsor, VA 23487 ph. (757) 242-4422

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2006

Dear Shareholder:

The Annual Meeting of Shareholders of CNB Bancorp, Inc. will be held on Wednesday, May 3, 2006 at 4:00 p.m. at Citizens National Bank for the following purposes:

(1)	To elect seven persons to serve as Class I directors for a three-year term;

(2)	Consideration of individual shareholder proposal regarding Amendment to Stock Option Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 17, 2006, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We hope that you will be able to attend the meeting. We ask that you mark, date, sign, and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may also revoke your proxy at any other time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Robert E. Spencer, Jr.
Robert E. Spencer, Jr. Chief Executive Officer

April 4, 2006

CNB BANCORP, INC.

11407 Windsor Blvd., P.O. Box 100

Windsor, VA 23487

(757) 242-4422

PROXY STATEMENT FOR ANNUAL MEETING TO BE HELD MAY 3, 2006

INTRODUCTION

Time and Place of the Meeting

The Board of Directors of CNB Bancorp, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Wednesday, May 3, 2006 at 4:00 p.m. at Citizens National Bank at the address above, and at any adjournments of the meeting.

Record Date and Mail Date

The close of business on March 17, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 4, 2006.

Number of Shares Outstanding

As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $.01 par value, authorized, of which 564,937 shares were issued and outstanding, and 1,000,000 shares of preferred stock, no par value, authorized, of which no shares were issued and outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposals to Be Considered

Proposal 1: Election of Directors. Shareholders will be asked TO ELECT seven (7) persons to serve as directors of CNB Bancorp, Inc. until their successors are duly elected and qualified. The proposed directors are described on page 2.

Proposal 2: Consideration of Individual Shareholder Proposal Regarding Amendment to the 2003 Stock Incentive Plan. Shareholders will be asked to NOT APPROVE the Third Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan. Please see the discussion of this proposal on page 6.

Shareholders may also be asked to vote on other matters properly brought before the shareholders at the annual meeting.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of seven new directors, AGAINST the approval of the amendment to the 2003 Stock Incentive Plan, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.

You can revoke your proxy at any time before it is voted by (1) attending the Meeting and voting in person or (2) by delivering either a written revocation of the proxy or a duly executed proxy bearing a later date to Robert E. Spencer, Jr., Chief Executive Officer of CNB Bancorp, Inc., at 11407 Windsor Boulevard, Windsor, Virginia 23487.

Requirements for Shareholder Approval

A quorum will be present at the Meeting if at least a majority of the outstanding shares of common stock entitled to vote at the Meeting is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Abstentions. A shareholder who is present in person or by proxy at the Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval Requirements. If a quorum is present at the meeting, director nominees shall be elected by a plurality of the votes cast by the shares entitled to vote in such election. Abstentions and broker non-votes will not be counted as votes against the election of any director nominee and will, therefore, have no effect on the outcome of his or her election as a Director of the Company.

Proxy Solicitation

CNB Bancorp will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL 1

ELECTION OF DIRECTORS

CNB Bancorp’s Board of Directors is divided into three classes – Class I, Class II and Class III – each of which is as nearly equal in number as possible. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor. The Board of Directors has nominated seven (7) candidates to stand for re-election to the Board as Class I Directors. If elected, each of the Class I Directors will serve a three-year term expiring in 2009.

The following table shows for each nominee: (a) his or her name, (b) his or her age at March 17, 2006, (c) his or her position(s) with CNB Bancorp, and (d) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

CLASS I—DIRECTOR NOMINEES

(Nominated for Term Expiring 2009)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
J. Larry Darden (50)	2001	Director. Self-employed farmer.

Tommy J. Duncan (52)	2005	Director. Secretary/Treasurer of Custom Locators- USA, Inc.; Owner of Southeast Vending, LLC

James E. Laine (61)	2001	Director. Owner/manager of Wakefield Peanut Company.

William L. Shelton (62)	2005	Director. President of A&S of Tidewater, Inc.; Owner of Aston Turf; Farmer and Real Estate Investor

Michael G. Smith (54)	2001	Director. President of M.G. Smith Building Company, Inc.

Robert E. Spencer, Jr. (64)	2004	Director. CEO of the Company. Thirty four years of banking experience, including 13 years as President/CEO of community banks and four years as a senior officer of an SEC reporting community bank.

G. Stewart Tyler (62)	2001	Chairman. Owner and Agent Appraiser for Right of Way Acquisitions & Appraisals, Inc.

Shareholder Approval

Election of the above directors requires the affirmative vote of the holders of at least a plurality of the outstanding shares of common stock present or represented and entitled to vote at the Meeting. Proxies received which contain no instructions to the contrary will be voted FOR the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOUR VOTE IN FAVOR OF THE

ELECTION OF THE ABOVE DIRECTORS

Continuing Directors

The following table shows for each continuing director: (a) his or her name, (b) his or her age at December 31, 2005, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company and the Bank, and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

CLASS II—CONTINUING DIRECTORS

(Term Expiring 2007)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
D. C. (Hewitt) Bowman (76)	2005	Director. Broker for Coldwell Bankers Professional Realtors; Former Owner of Venture Properties, Inc.

Judy D. Brown (59)	2001	Director. Vice President – Marketing & Business Development of the Company. Thirty eight years experience in the banking industry.

Oliver D. Creekmore (61)	2005	Director. President of the Company. Thirty four years of banking experience ranging from lender to President & CEO in community bank setting.

Harold F. Demsko (46)	2001	Director. Practicing dentistry in Windsor since 1985.

Clem E. Dalton (66)	2002	Director. Co-owner and Vice President of Dale’s Garage, Used Cars and Wrecker Service, Inc.

William E. Goodwin (67)	2005	Director. Retired; Former Owner of Suffolk Sanitary Supply Co., Inc.

Gene Worrell (75)	2001	Director. Retired.

CLASS III— CONTINUING DIRECTORS

(Term Expiring 2008)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
Allen E. Brown (60)	2001	Vice Chairman. Vice President and manager of Nu-Image Inc.

Brenton D. Burgess (49)	2004	Director. Principal of CPA firm, Burgess & Company, PC.

Anna M. Nash (54)	2005	Director. Independent Private Duty Nurse; Tandem Health Care of Windsor – MDS Department; Vice President of Nash Trucking Company

Gerald D. Scheimberg (58)	2001	Director. President of Foot Care of Hampton Roads PC. Until May, 2000 Vice President of Podiatry, Ltd.

Susan Worrell O’Connell (36)	2001	Director. Coordinator and previous Program Support Specialist with Southeastern Cooperative Educational Programs.

Lester A. Younkins (66)	2005	Director. Retired – Mechanical Engineer; Manager-Product Development – ITW/Southland

Meetings and Committees of the Board

During the year ended December 31, 2005, the Board of Directors of the Company held 4 meetings and the Board of Directors of the Bank held 13 meetings. Each of the incumbent directors, with the exception of Susan W. O’Connell and Allen E. Brown, attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the board on which he or she serves. Although the Company does not have a formal policy regarding its directors’ attendance at the Annual Meeting of Shareholders, directors are expected and encouraged to attend the Annual Meeting. All of the directors of the Company attended the 2005 Annual Meeting except J. Larry Darden.

Executive Committee

The primary purpose of the Executive Committee is to provide a body which may act in place of the Board, with the full authority of the Board, when needed. Additionally, the Executive Committee may address matters deemed suitable for a Board level committee, but for which another committee has not been established. The Bank’s executive committee consists of Michael G. Smith (Chairman), Robert E. Spencer, Jr., G. Stewart Tyler, James E. Laine, Harold F. Demsko, J. Larry Darden, Allen E. Brown, and Lester A. Younkins. The executive committee held five meetings during the year ended December 31, 2005.

Audit Committee

The Company, through the Bank, has an Audit Committee that recommends to the Bank’s, and therefore to the Company’s, Board of Directors the independent public accountants to be selected to audit the Bank’s and the Company’s annual financial statements and determines whether all audits and exams required by law are being performed fully, properly and in a timely fashion. The Audit Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. The Bank’s Audit Committee consists of Allen E. Brown (Chairman), Susan W. O’Connell, Marcia C. Patterson, Gerald D. Scheimberg, Michael G. Smith, and Brenton D. Burgess. Each member of the committee is deemed to be an independent director under National Association of Securities Dealers’ listing standards currently in effect. The Audit Committee held six meetings during the year ended December 31, 2005.

Compensation Committee

The Compensation Committee is responsible to the Board of Directors for the human resources of the Bank, including staffing levels, overall salaries and benefits, adherence to HR policies, and other matters regarding Bank staff. The bank’s Compensation Committee consists of James E. Laine (Chairman), Susan W. O’Connell, and Marcia C. Patterson. The Compensation Committee held two meetings during the year ended December 31, 2005.

Nominating Committee

The Board of Directors: The Company does not have a standing nominating committee and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Each of the Company’s directors is an independent director, except for Mr. Spencer, Mr. Creekmore and Mrs. Brown, under the National Association of Securities Dealers’ definition of “independent director.” Since the Company is a small business issuer and only three of its twenty-one directors are not independent, the Company believes a standing nominating committee is not necessary. The Board of Directors has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank, shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Board of Directors does not prescribe any specific qualifications (other than those set forth in the Company’s Bylaws) or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board of Directors deems relevant.

Nominations: Nominations, other than those made by or on behalf of the existing management of the Company shall be made in writing and shall be delivered or mailed to the President or Secretary of the Company not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided that, however, if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President or secretary of the Company no later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth the following information: (1) as to each individual nominated, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or has ever been at any time a director, officer, or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any Company registered as an investment company under the Investment Company Act of 1940, as amended, (v) whether such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and (vi) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the Nomination Notice and any person acting in concert with such person (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company’s books (if they so appear), (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of common stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by the Company’s Bylaws, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Qualifications: Only persons (i) who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth immediately above and (ii) who own beneficially at least 500 shares of the Company’s common stock, and who have voting rights for at least 5,000 shares (up to 4,500 shares of which may be by assigned voting rights), shall be eligible to serve as directors. If the required voting rights are held by assignment, said assignment shall be in writing, notarized, shall be valid until revoked by the assignor, and shall be delivered to the Company’s President within 30 days of election or appointment as a director. If, at the date of election or appointment as a director, the director does not beneficially own 5,000 shares, the director agrees to acquire additional shares of the Company’s common stock so that such director then beneficially owns 5,000 shares over the next five (5) year period, provided said stock is reasonably available for acquisition.

Investment/ALM Committee

The Investments/ALM (Asset-Liability Management) Committee of the Bank is appointed to assist the Board in overseeing the Investments and ALM functions. The Committee reviews the investment portfolio on a periodic basis to verify that our investments are safe and sound, and to verify compliance with the Bank’s investment policies. In its ALM role, the Committee’s goals are to assist bank management to achieve and maintain an optimum and relatively stable net interest margin, a profitable after-tax return on assets and return on equity, and to maintain adequate liquidity. The Committee also monitors our interest rate sensitivity, with a goal of maintaining a relatively balanced position between rate sensitive assets and rate sensitive liabilities. The Bank’s investment/ALM Committee consists of Gerald D. Schiemberg (Chairman), Gene E. Worrell, Allen E. Brown, and Oliver D. Creekmore. During the year ended December 31, 2005, the investment committee held four meetings.

Loan Committee

The Loan Committee is responsible to the Board of Directors for overseeing and monitoring the overall lending functions of the Bank, including safety and soundness, compliance with bank policy, and the quality of the loan portfolio. The loan committee consists of Harold F. Demsko (Chairman), Robert E. Spencer, Jr., Clem E. Dalton, J. Larry Darden, Gene E. Worrell, Oliver D. Creekmore, and Judy D. Brown. The loan committee held fifteen meetings during the year ended December 31, 2005.

PROPOSAL 2

INDIVIDUAL SHAREHOLDER PROPOSAL REGARDING AMENDMENT TO

THE CNB BANCORP, INC. 2003 STOCK INCENTIVE PLAN

Mr. John R. Ashburn, Jr., Trustee of the John R. Ashburn Revocable Trust, 215 Deep Water Way, Carrollton, Virginia 23314, owning 200 shares of the Company’s common stock, has given notice that he or his designee intends to present for action at the Annual Meeting the resolution set forth below. The Board of Directors opposes such shareholder proposal for the reasons set forth below the proposal.

Shareholder Proposal

In accordance with applicable rules of the Securities and Exchange Commission, Mr Ashburn’s proposal is set forth below:

RESOLVED: The CNB Bancorp Board of Directors is requested to amend the CNB Bancorp, Inc. 2003 Stock Incentive Plan, which was established by indenture dated May 13, 2003, as amended by the First Amendment to the CNB Bancorp Inc. 2003 Stock Incentive Plan dated August 12, 2003, and as further amended by the Second Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plans approved by the Shareholders and made effective at the Special Meeting of Shareholders held on November 17, 2005 (collectively, the “Plan”) as follows:

1.	To reestablish that the Plan cannot be amended or terminated without a majority vote of the Company’s Shareholders. Such reestablishment is to be effected by deletion of the existing Section 5.8 of the Plan (as revised November 17, 2005) and reinserting the former Section 5.8 of the Plan that existed prior to the Second Amendment dated November 17, 2005.

Reasons for the Proposed Amendment

On November 17, 2005 a Special Meeting of Shareholders was held to consider amending certain provisions of the CNB Bancorp, Inc. 2003 Stock Incentive Plan. The Proposed November 2005 Amendment was approved by approximately 64% of the Shareholders. However, an obscure part of the approved amendment removed the authority of the Shareholders to approve or disapprove all future changes to the Plan. It is my belief that this change was not an integral part of the issues that were the subjects of the special meeting, and as included in those other proceedings went largely unnoticed. However, in my opinion this was a significant change that eliminated valuable rights of the Shareholders, and created a conflict of interest for the Executive Officers and Directors of the Company. The Shareholders had the right to approve or disapprove changes to the plan prior to the November 17, 2005 Amendment, and received no form of compensation for giving up those rights. Furthermore, the Shareholders are placed at a certain risk as a result of relinquishing those rights.

•	In August 2003 there were 15 Executive Officers and Directors collectively owning 31.75% of the outstanding Company stock.

•	In November of 2005 there were 22 Executive Officers and Directors that collectively owned 41.31% of the outstanding stock.

•	As of November 2005, there were 85,000 shares authorized for issue through the Plan. If the Board elected to award all those shares to themselves, they would then control 48.9% of the Company – 1.1% short of a majority of the voting rights.

Should the Board then chose to authorize and award additional shares to themselves greater than 1.1% of the outstanding shares, 22 individuals would have a controlling interest in the Company and the remaining approximate 900 shareholders would be the minority with regard to voting power. While our current Officers and Directors might not abuse this power there can be no guarantee that future Officers and Directors will be so ethical. I urge you to vote for this Proposal, and return control of the Incentive Plan to the majority of the Shareholders.

Response of Company to Shareholder Proposal

The Board of Directors unanimously recommends a vote against this proposal for the reasons set forth below. The Directors of the Company recognize their accountability to shareholders and will uphold their fiduciary duties to the Company. One of these duties is to maximize shareholder investment through profitability of the Company. The Second Amendment to the Plan provides the Board the ability to make any necessary or desirable modifications to the Plan resulting primarily from accounting rule changes which may create material negative impact to the Company’s current and future earnings. The shareholders have elected the Directors to act on their behalf to make decisions for them and in their collective best interest in order to properly operate the Company without requiring a vote of the shareholders for every operational issue. In order to properly administer the Plan it is unnecessarily cumbersome to require a shareholder vote in the event the plan requires modifying in order to comply with any new laws, rules, or regulations, to provide proper and adequate incentives to the Company’s employees and directors, to anticipate negative effects of not modifying the plan, or otherwise. The Board considered this matter last year and deemed it in the best interests of the shareholders to amend the plan to permit the Board to amend the plan without shareholder vote.

Shareholder Approval

Approval of the individual shareholder’s proposed amendment to the Plan requires the affirmative vote of the holders of at least a plurality of the outstanding shares of common stock present or represented and entitled to vote at the Meeting. Proxies received which contain no instructions to the contrary will be voted AGAINST the approval of the adoption of the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOUR VOTE AGAINST THE

APPROVAL OF THE AMENDMENT TO THE CNB BANCORP, INC. 2003 STOCK INCENTIVE PLAN

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company: (a) his or her name, (b) his or her age at December 31, 2005, (c) how long he or she has been an officer of the Company, and (d) his or her positions with the Company and the Bank:

NAME (AGE)	OFFICER SINCE	POSITION WITH THE COMPANY AND THE BANK
Robert E. Spencer, Jr. (64)	2004	Chief Executive Officer; Director

Oliver D. Creekmore (61)	2005	President; Director

Elizabeth T. Beale (33)	2003	Vice President, Chief Financial Officer and Cashier Compliance Officer

Judy D. Brown (59)	2003	Vice President and Bank Manager

Jerry R. Bryant (56)	2003	Vice President and Senior Loan Officer

Summary Compensation Table

The following table shows information for 2005 with regard to compensation for services rendered in all capacities to the Company by its Chief Executive Officer, Robert E. Spencer, Jr and President, Oliver D. Creekmore. The table also shows information for 2005, 2004, and 2003 with regard to compensation for services rendered in all capacities to the Company by its former President and Chief Executive Officer, Douglas A. Chesson. Currently, no other executive officer receives compensation of $100,000 or more. All compensation paid through April 28, 2003 was paid by CNB Bancorp, LLC. From April 29, 2003, all compensation was paid by Citizens National Bank.

							Long-Term Compensation			All Other Compensation ($)
	Annual Compensation						Awards		Payouts
Name and Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Options/ SARs (#)	LTIP Payouts ($)
Oliver D. Creekmore	2005		93,380	0	—	(1)	0	1,200	0	5,603	(2)
President	2004		0	0	—	(1)	0	0	0	0
	2003		0	0	—	(1)	0	0	0	0

Robert E. Spencer, Jr.	2005	(4)	46,690	0	—	(1)	0	1,200	0	3,663	(2)
Chief Executive Officer	2004	(4)	43,098	0	—	(1)	0	0	0	1,508	(2)
	2003		0	0	—	(1)	0	0	0	0

Douglas A. Chesson,	2005		0	0	—	(1)	0	0	0	0
Former President and	2004	(3)	73,627	0	—	(1)	0	0	0	3,232	(2)
Chief Executive Officer	2003		86,769	12,000	—	(1)	0	0	0	5,206	(2)

(1)	The aggregate value of “other annual compensation” does not meet the minimum amount required for disclosure under the Securities and Exchange Commission’s regulations and is therefore omitted.

(2)	Consists of contributions to the Company’s 401(k) made by the Company on behalf of executive.

(3)	January 1 – July 23, 2004.

(4)	For the period of July 26 – March 15, 2005, Mr. Spencer served as the Company’s President and CEO.

Option Grants in Fiscal Year 2005 to Named Executive Officers

The Company granted 1,200 options during fiscal year 2005 to each of Oliver D. Creekmore and Robert E. Spencer, Jr.

Outstanding Stock Options to Named Executive Officers

There are 1,200 outstanding stock options held by each of Oliver D. Creekmore and Robert E. Spencer, Jr. These options are fully vested and exercisable.

Employment Agreement

Douglas A. Chesson served as President and Chief Executive Officer of the Company and Citizens National Bank under an employment agreement. The agreement was executed upon the opening of Citizens National Bank, effective July 1, 2001. Under the terms of the agreement, Mr. Chesson’s compensation included:

•	A base salary of $92,000 per year;

•	Eligibility to receive an annual incentive bonus based on the net income of Citizens National Bank;

•	Incentive stock options to purchase 5% of the number of shares of common stock sold in the original offering at an exercise price equal to the fair market value on the date of grant; and

•	Other customary benefits such as health and life insurance, use of an automobile, travel expenses and membership to business and social organizations.

The initial three-year term of the agreement expired in July, 2004 and was renewed for a ninety-day period upon the mutual agreement of Mr. Chesson and the Company. Mr. Chesson resigned effective July 23, 2004. Mr. Chesson and the Company entered into a severance agreement upon whereby the Company paid Mr. Chesson severance compensation equal to three months salary of $23,345. The agreement also provided that Mr. Chesson will not compete with us in the banking business within a fifteen (15) mile radius of the town limits of Windsor nor solicit our customers or employees for a period of one year from August, 2004. Mr. Chesson released the Bank and the Company from any and all claims he may have.

Robert E. Spencer, Jr., Chief Executive Officer of the Company, is employed pursuant to an oral agreement whereby Mr. Spencer devotes twenty to thirty hours per week to his duties as CEO and is paid $46,690 annually. Mr. Spencer is also entitled to benefits that are available to all employees of the Bank.

Oliver D. Creekmore, President of the Company, is employed pursuant to a written Employment Agreement dated March 14, 2005. The agreement is for an initial period of one year, which term shall automatically renew for successive additional one year terms unless the agreement is terminated in writing by either Mr. Creekmore or the Company with at least 60 days prior notice. As of April 4, 2006, neither party has given such notice. Under the terms of the agreement, Mr. Creekmore’s compensation includes:

•	A base salary of $93,380 per year;

•	Eligibility to receive an annual incentive bonus; and

•	Other customary benefits such as health and life insurance, use of an automobile, travel expenses and membership to business and social organizations.

Mr. Creekmore’s agreement also provides for a payment in the event of a change in control of the company, as well as non-competition and non-solicitation provisions.

DIRECTOR COMPENSATION

We do not intend to compensate the directors of the Company or Citizens National Bank separately for their services as directors until net profits of the Company and Citizens National Bank exceed their net losses since inception on a cumulative basis. Thereafter, the Company and Citizens National Bank will adopt reasonable compensatory policies for their directors.

Organizing Directors’ Shares and Warrants

The Company issued to each organizing director a warrant to purchase one share of common stock for each share the organizer purchased in the Company’s initial public offering for which they are the beneficial holder, up to an aggregate of 102,500 shares. During 2004, 3,000 vested warrants were exercised and 9,000 outstanding warrants were terminated. The remaining 90,500 warrants issued to organizing directors continue to be held by the organizing directors of the Company and vested fully in 2005 at an exercisable price of $10.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares beneficially owned by the Company’s directors, director nominees, and executive officers, as of March 17, 2006. Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. All shares listed below refer to shares of common stock. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days of March 17, 2006. Except as set forth below, the Company knows of no person who owns or controls, directly or indirectly, in excess of five percent of the outstanding common stock of the Company. Unless otherwise indicated, the address for each of the following beneficial owners is care of Citizens National Bank, P.O. Box 100, Windsor, Virginia 23487.

Name of Beneficial Owner Director and Director Nominees:	Amount and Nature of Beneficial Owner		Percent of Class(1)
Spencer, Jr., Robert E.(2)	6,200		1.10%
Darden, J. Larry	11,600		2.03%
Duncan, Tommy J.	73,500		12.11%
Laine, James E.	26,500		4.59%
Shelton, William L.	6,533		1.15%
Smith, Michael G.	26,606		4.63%
Tyler, G. Stewart	16,300		2.85%

Bowman, D. C. (Hewitt)	10,333		1.82%
Brown, Judy D.	22,900		3.97%
Creekmore, Oliver D.	6,200	(3)	1.10%
Dalton, Clem E.	11,415		2.00%
Demsko, Harold F.	28,750		4.99%
Goodwin, William E.	35,098		6.18%
Worrell, Gene E.	19,250		3.37%

Brown, Allen E.	10,500		1.84%
Burgess, Brenton D.	12,633	(4)	2.24%
O’Connell, Susan W.	16,750		2.93%
Nash, Anna M.	10,937		1.93%
Patterson, Marcia C.	16,250		2.85%
Scheimberg, Gerald D.	15,250		2.67%
Younkins, Lester A.	7,599		1.34%
Executive Officer:
Elizabeth T. Beale	1,000		*
Jerry R. Bryant	3,000		*
All Directors, Director Nominees, and Executive Officers as a Group (23 persons)	395,104		55.43%

(*)	Less than 1%.

(1)	Percentages are based on 564,937 shares outstanding, plus the number of shares beneficially owned by the named persons in connection with the vested portion of his or her exercisable option and/or warrant that are not included in the 564,937, which additional number of shares equal 147,850.

(2)	Mr. Spencer is also the Chief Executive Officer of the Company and Citizens National Bank.

(3)	Mr. Creekmore is also the President of the Company and Citizens National Bank. Includes 1,850 shares owned by G. Stewart Tyler, Chairman of the Board, pursuant to a written voting agreement.

(4)	Includes 12,000 shares owned by Patient Care, Inc, pursuant to a written voting agreement.

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance. All data is presented as of December 31, 2005.

Equity Compensation Plan Table

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	57,350		$10.81	27,020
Equity compensation plans not approved by security holders	90,500	(1)	$10.00	N/A
Total	147,850		$10.31	27,020

(1)	Represents 102,500 shares underlying organizers’ warrants issued in connection with the Company’s initial public offering, less those previously exercised or forfeited.

RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2005, Section 16(a) of the Securities Exchange Act of 1934 required the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, during the fiscal year ended December 31, 2005, all of our directors and executive officers complied with all applicable Section 16(a) filing requirements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the amounts paid by the Company to its independent auditors for the last three fiscal years.

Category	2005	2004	2003
Audit Fees (1)	$39,676	$32,457	$22,597
Audit Related Fees (2)	7,647	—	—
Tax Fees (3)	3,050	2,750	1,500
All Other Fees(4)	—	1,845	—

Total	$50,373	$37,052	$24,097

(1)	Audit of year end financial statements and review of quarterly and annual Forms 10-QSB and 10-KSB with the Securities and Exchange Commission.

(2)	Consultation concerning financial accounting and reporting standards.

(3)	Preparation of federal and state corporate income tax returns.

(4)	Consultation concerning Sarbanes-Oxley implementation.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its principal executive, financial and accounting officers, as well as other employees. A copy of the Company’s Code of Ethics has not been posted to any web site because neither the Company nor the Bank has an official web site. However, a copy may be obtained, without charge, upon written request addressed to CNB Bancorp, Inc. at P.O. Box 100, Windsor, VA 23487, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at 757-242-3733.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals submitted for consideration at the Company’s 2007 annual meeting of shareholders must be received by the Company no later than December 31, 2006, to be included in the 2007 annual meeting proxy materials. If the Company does not receive timely notice of a shareholder proposal, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter that is properly brought before the shareholders at the 2007 annual meeting.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the annual meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if the proxy card is mailed in the United States.

April 4, 2006

CNB BANCORP, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2006

The undersigned hereby appoints Robert E. Spencer, Jr., Chief Executive Officer, or G. Stewart Tyler, Chairman, or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the common stock of CNB Bancorp, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at Citizens National Bank located at 11407 Windsor Boulevard, Windsor, Virginia on May 3, 2006, at 4:00 p.m. and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying notice of the Annual Meeting and the proxy statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

PROPOSAL	1: To elect seven persons as Class I Directors of CNB Bancorp for a term expiring in 2009:

J. Larry Darden	Tommy J. Duncan	James E. Laine

William L. Shelton	Michael G. Smith	Robert E. Spencer, Jr.

G. Stewart Tyler

☐ FOR all nominees listed above (except as indicated below)	☐ WITHHOLD authority to vote for all nominees listed above

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR PROPOSAL 1.

INSTRUCTION: To withhold authority for any individual nominees, mark “FOR” above, and write the nominees’ names in this                                 space.

PROPOSAL 2: Individual Shareholder Proposal Regarding Amendment to the CNB Bancorp, Inc. 2003 Stock Incentive Plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE AGAINST PROPOSAL 2.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR Proposal 1 and AGAINST Proposal 2. Discretionary authority is hereby conferred as to all other matters which may come before the Annual Meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder	Date

Signature of Shareholder	Date

Print Name(s) of Shareholder(s)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL                          WILL NOT                          ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE